Exhibit 10.1

Resignation Agreement

This Resignation Agreement is entered into by and between Equity Residential (the “Company”) and Donna Brandin (the “Executive”) as of as of September 5, 2007.

Witnesseth

Whereas, the Executive is currently an officer of the Company;

Whereas, the Company and the Executive desire to enter into this Resignation Agreement to reflect the Executive’s resignation from her position as Executive Vice President/Chief Financial Officer of the Company effective as of September 14,  2007 (the “Termination Date”);

Whereas, the Release Agreement to be executed by the Company and the Executive and attached hereto as Exhibit A shall also delineate the payments and benefits due the Executive from the Company pursuant to the Severance Agreement entered into the parties as of September 10, 2004 (the “Severance Agreement”);

NOW THEREFORE, the Company and the Executive agree as follows:

1.     The Executive hereby resigns from her position as Executive Vice-President/Chief Financial Officer of the Company and as an officer of all subsidiaries of the Company effective as of the Termination Date.

2.     The Executive agrees that she will sign on or about the Termination Date the Release Agreement attached hereto as Exhibit A, which upon execution shall entitle the Executive to the payments and benefits delineated therein.

3.     The Executive hereby fully, finally, and unconditionally releases the Company from any and all claims, suits, demands, charges, debts, grievances, costs, attorneys’ fees or injuries of every kind or nature, whether known or unknown, absolute or contingent, suspected or unsuspected, which the Executive had or now has against the Company based on any matter or thing occurring or arising prior to the date of this Resignation Agreement, including but not limited to claims arising out of or relating to the Executive’s employment with the Company or the separation of the Executive’s employment from the Company.  This release includes, but is not limited to, claims for breach of any implied or express employment contract, wrongful discharge or layoff, constructive discharge, retaliatory discharge, defamation, intentional or negligent infliction of emotional distress, invasion of privacy, loss of consortium, negligence, impairment of economic opportunity or other common law matters; claims for wages, bonuses or other compensation; and claims of any constitutional right or discrimination based on age, color, concerted activity, disability, marital status, national origin, parental status, race, religion, retaliation, sex, sexual orientation, source of income or veteran’s status, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination In Employment Act Of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Family And Medical Leave Act, and any amendments to any of these statutes, as well as any other state and local statutes and ordinances prohibiting discrimination in employment, including but not limited to the laws of the State of  Illinois.  The Executive further waives any right to monetary recovery should any administrative agency pursue any released claim on the Executive’s behalf.  If for any reason any such agency takes the position that a pending charge has been brought on the Executive’s behalf or encompasses the Executive, the Executive agrees to immediately advise the agency in writing that she does not wish to be involved in the matter and that the agency should terminate all efforts on her behalf, all claims having been fully and fairly satisfied by this Agreement.  Excluded from this Agreement are any claims or administrative charges which cannot be waived by law, claims relating to health insurance continuation rights under the terms of COBRA, rights to vested retirement benefits, if any, claims relating to enforcement of this Resignation Agreement and the Severance Agreement, and claims for indemnification arising under law, by-laws or contract.  THE EXECUTIVE UNDERSTANDS AND AGREES THAT THIS RELEASE FOREVER BARS HER FROM SUING, ARBITRATING OR OTHERWISE ASSERTING A CLAIM AGAINST THE COMPANY ON ANY RELEASED CLAIM.

In Witness Whereof, this Resignation Agreement has been executed as of the above date.

Equity Residential

By:	/s/ David J. Neithercut	By:	/s/ Donna Brandin
	David J. Neithercut,		Donna Brandin
	Chief Executive Officer/President		Executive

EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (the “Agreement”) is entered into by and between Equity Residential (“Equity”), and Donna Brandin (“Employee”) as of September 14, 2007.

Witnesseth

Whereas, Employee was an officer of Equity;

Whereas, Equity and Employee entered into a Severance Agreement dated September 10, 2004 (the “Severance Agreement”) which provided Employee with certain compensation and benefits in the event of the termination of her employment;

Whereas, Equity and Employee entered into a Resignation Agreement dated September 5, 2007 (the “Resignation Agreement”) pursuant to which Employee resigned her employment effective as of September 14, 2007 (the “Termination Date”);

Whereas, Employee agreed in the Resignation Agreement to execute this Release Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Severance Agreement and the Resignation Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Equity and Employee voluntarily and knowingly agree as follows:

1.             For the purposes of this Agreement, the term “Equity” includes, Equity Residential, Equity Residential Properties Management Limited Partnership, ERP Operating Limited Partnership, Equity Residential Properties Management Limited Partnership II, Equity Residential Properties Management Corp., Equity Residential Properties Management Corp. II, Equity Apartment Management, L.L.C., and to the extent applicable, as direct intended and third party beneficiaries hereof, their past and present owners, directors, officers, agents, attorneys, insurers, employees, representatives, trustees, administrators, fiduciaries, parents, subsidiaries, divisions, partners, joint ventures, sister corporations and/or affiliated business entities, predecessors, successors, heirs, and assigns, jointly and severally, in both their personal and corporate capacities.

2.             For the purposes of this Agreement, the term “Employee” shall include Donna Brandin and her heirs, successors, agents, and assigns.

3.             Subject to Employee’s compliance with the terms and conditions of this Agreement, Employee shall be entitled to the payments and benefits delineated in Section 3(b) of the Severance Agreement, with the further agreement that: (i) Employee’s outstanding performance shares shall be valued on or before November 15, 2007 using a valuation date of September 30, 2007; (ii) Employee shall have ninety (90) days from the Termination Date to exercise any vested options; and (iii) Employee shall not receive any grant of long-term compensation for services provided during 2007.  Said payments and benefits shall be paid and/or provided at the times provided in the Severance Agreement.

4.             Employee hereby fully, finally, and unconditionally releases Equity from any and all claims, suits, demands, charges, debts, grievances, costs, attorneys’ fees or injuries of every kind or nature, whether known or unknown, absolute or contingent, suspected or unsuspected, which Employee had or now has against Equity based on any matter or thing occurring or arising prior to the date of this Release Agreement, including but not limited to claims arising out of or relating to Employee’s employment with Equity or the separation of Employee’s employment from Equity.  This release includes, but is not limited to, claims for breach of any implied or express employment contract, wrongful discharge or layoff, constructive discharge, retaliatory discharge, defamation, intentional or negligent infliction of emotional distress, invasion of privacy, loss of consortium, negligence, impairment of economic opportunity or other common law matters; claims for wages, bonuses or other compensation; and claims of any constitutional right or discrimination based on age, color, concerted activity, disability, marital status, national origin, parental status, race, religion, retaliation, sex, sexual orientation, source of income or veteran’s status, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination In Employment Act Of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Family And Medical Leave Act, and any amendments to any of these statutes, as well as any other state and local statutes and ordinances prohibiting discrimination in employment, including but not limited to the laws of the State of  Illinois.  Employee further waives any right to monetary recovery should any administrative agency pursue any released claim on Employee’s behalf.  If for any reason any such agency takes the position that a pending charge has been brought on Employee’s behalf or encompasses Employee, Employee agrees to immediately advise the agency in writing that she does not wish to be involved in the matter and that the agency should terminate all efforts on Employee’s behalf, all claims having been fully and fairly satisfied by this Agreement.  Excluded from this Agreement are any claims or administrative charges which cannot be waived by law, claims relating to health insurance continuation rights under the terms of COBRA, rights to vested retirement benefits, if any, claims relating to enforcement of this Agreement, and claims for indemnification arising under law, by-laws or contract.  EMPLOYEE UNDERSTANDS AND AGREES THAT THIS RELEASE FOREVER BARS EMPLOYEE FROM SUING, ARBITRATING OR OTHERWISE ASSERTING A CLAIM AGAINST EQUITY ON ANY RELEASED CLAIM.

5.             It is expressly understood by Employee and Equity that this Agreement is being entered into pursuant to the terms of the Resignation Agreement and the Severance Agreement, under which Employee received substantial consideration, and is solely for the purpose of settling matters set forth in this Agreement and that by entering this Agreement, Equity does not, in any way, either directly or indirectly, by inference or otherwise, admit to any liability or wrongdoing, to any violation under any law, statute, regulation, ordinance or contract or waive defenses as to those matters within the scope of this Agreement and that no court, agency, or arbitrator has found Equity so liable or to have committed any such violation.

6.             Employee warrants that she has returned to Equity all property belonging to Equity and that she has not filed or brought any claim or charge against Equity with any court, arbitral tribunal, administrative agency, governmental agency or other such body.  Not later than 90 days following the Termination Date, Employee shall submit a final travel and expense report to Equity itemizing all outstanding travel and business expenses which have not been previously reimbursed.  The report will include all information and supporting documentation normally provided under Equity’s practices and procedures.  Equity shall promptly reimburse Employee for any such reimbursable expenses.

7.             This Agreement, the Resignation Agreement and the Severance Agreement sets forth all of the terms and conditions of the agreement between the parties on the matters set forth in this Agreement and shall be considered and understood to be a contractual commitment and not a mere recital.  This Agreement shall be binding upon Equity and its successors and assigns and upon Employee and her respective agents, heirs, executors, representatives, and assigns.  Each party shall bear and pay her or its own costs and attorneys’ fees with regard to this Agreement and any matters covered herein.

8.             A waiver of any right under this Agreement must be in writing to be effective.  If any portion of this Agreement is held invalid by operation of law, the remaining terms of this Agreement shall not be affected.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent that federal laws apply.

9.             Employee agrees and acknowledges that should she violate any term of this Agreement, the amount of damages that Equity would suffer as a result of such violation would be difficult to ascertain.  Employee further agrees and acknowledges that in the event of a breach by Employee of any term of this Agreement, in addition to injunctive relief or any other damages, Equity may recover all costs and expense reasonably incurred by Equity in enforcing this Agreement or defending against a suit brought in violation of this Agreement, including reasonable attorneys’ fees.  If Equity is not the prevailing party in any such action, Employee may recover all cost and expense reasonably incurred by her in such action, including reasonable attorneys’ fees.

10.           Employee acknowledges that she has been given twenty-one (21) days from the date she received this Agreement to consider its terms and decide whether or not to sign it.  Employee understands that she may revoke this Agreement at any time within the seven (7) day period following execution thereof and that this Agreement shall become effective and enforceable when the revocation period has expired.

11.           Employee acknowledges that this Agreement constitutes written notice from Equity that it advises Employee to seek legal counsel before signing this Agreement, and that she has had an opportunity to do so.

12.           This Agreement cannot be modified, withdrawn, rescinded or supplemented in any manner after the date upon which it is executed except in writing signed by both parties.  Employee acknowledges that in executing this Agreement she does not rely on any inducements, promises or representations made by Equity other than those expressly stated herein and in the Severance Agreement.  Employee further declares that she has read this Agreement and fully understands its terms and contents, including her rights and obligations hereunder, and freely, voluntarily and without coercion enters into this Agreement.

13.           Employee agrees that after the Termination Date, she will cooperate with and assist Equity from time to time in the investigation and defense of claims brought by or against Equity.

14.           a. For a period of one (1) year after the Termination Date, (i) Employee will not become a consultant to, or an officer, employee, agent, advisor, principal, partner, director or substantial stockholder of any company or entity engaged in the multi-family apartment rental or development or condominium conversion business; and (ii) Employee will not, directly or indirectly, for the benefit of any company or entity solicit the employment or services of, hire, or assist in the hiring of any person employed by Equity and then eligible for its long term compensation program.

b. Employee declares that she has carefully read and considered the provisions of this Section 14 and agrees that the restrictions set forth in this Section 14 (including the period of restriction, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of Equity and its officers, directors, employees, creditors and stockholders.  Employee understands that the restrictions contained in this section may limit her ability to engage in a business similar to that of Equity’s, but acknowledges that she will receive sufficiently high compensation and other benefits hereunder to justify such restrictions.

c. Employee shall not at any time hereafter make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of Equity or of any of its subsidiaries or (ii) other technical, business, proprietary or financial information of Equity or of any of its subsidiaries not available to the public generally or to the competitors of Equity or to the competitors of any of its subsidiaries (“Confidential Information”), except to the extent that such Confidential Information: (i) becomes a matter of public record, other than as a result of any act or omission of

Employee; or (ii) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Employee gives prompt notice of such requirement to Equity to enable Equity to seek an appropriate protective order.

d. Employee understands that if she fails to fulfill her obligations under this Section 14, Equity will suffer irreparable injury, and the damages to Equity would be very difficult to determine.  Therefore, in addition to any other rights or remedies, Employee agrees that Equity will be entitled to a temporary, preliminary, and permanent injunction enjoining or restraining Employee from any such violation or threatened violation, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security.  Employee hereby consents to specific enforcement of this Section 14 by Equity through an injunction or restraining order issued by any state or federal court of competent jurisdiction.  Employee further acknowledges and agrees that due to the uniqueness of her services and confidential nature of the confidential information she possesses, the covenants set forth herein are reasonable and necessary for the protection of the business and the goodwill of Equity.

15.           Employee agrees not to take any action or make any statement that reasonably could be construed as an effort to adversely affect the business or goodwill of Equity and further agrees not to make disparaging or derogatory remarks about any Equity employee or trustee.  Equity agrees to instruct its Executive Management Committee not to take any action or make any statement that reasonably could be construed as an effort to adversely affect Employee’s personal reputation or future employment.

In Witness Whereof, this Release Agreement has been executed as of the above date.

Equity Residential

By:
Bruce C. Strohm
Executive Vice President & General Counsel

By:
Donna Brandin, Executive